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                                                       ARTHUR ANDERSEN


July 2, 2001                                           ARTHUR ANDERSEN LLP
                                                       Suite 1300
                                                       711 Louisiana Street
                                                       Houston, Texas 77002-2786
                                                       Tel 713 237 2323
                                                       Fax 713 237 2786


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:


We have read Item 4 included in the Form 8-K of Henley Healthcare, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP


cc: Mr. Len de Jong, CEO, Henley Healthcare, Inc.